As filed with the Securities and Exchange Commission on November 24, 2008 Registration No._______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              DELANCO BANCORP, INC.
             (exact name of registrant as specified in its charter)

        UNITED STATES                                  36-4519533
        -------------                                  ----------
(State or other jurisdiction of               (IRS Employer Identification No.)
 incorporation or organization)

                              615 BURLINGTON AVENUE
                            DELANCO, NEW JERSEY 08075
                    (Address of principal executive offices)

                              DELANCO BANCORP, INC.
                           2008 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

DOUGLAS R. ALLEN, JR.                             THOMAS P. HUTTON
PRESIDENT, CHIEF EXECUTIVE OFFICER                AARON M. KASLOW
AND CHIEF FINANCIAL OFFICER                       KILPATRICK STOCKTON  LLP
DELANCO BANCORP, INC.                             607 14TH STREET, NW
615 BURLINGTON AVENUE                             WASHINGTON, D.C. 20005-2018
DELANCO, NEW JERSEY 08075                         (202) 508-5800
(856) 461-0611
                     (Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

        Large accelerated filer [ ]     Accelerated filer [ ]
        Non-accelerated filer   [ ]     Smaller reporting company |X|
                 (Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
 Title of Securities to       Amount to be          Proposed Maximum       Proposed Maximum           Amount of
     be Registered           Registered (1)        Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share                   Price
-------------------------------------------------------------------------------------------------------------------
      Common Stock
    $0.01 par value            112,141 (2)             $4.22 (3)               $473,236                  $19
-------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Delanco Bancorp, Inc. 2008 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of Delanco Bancorp, Inc. (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents 80,101 shares which may be issued upon the exercise of options to purchase shares of the Common Stock under the Plan and 32,040 shares which may be distributed upon the vesting of stock awards.
(3) Estimated solely for the purpose of calculating the registration fee. Represents the closing price for the common stock as reported on November 17, 2008 in accordance with 17 CFR Section 230.457(c) and 230.457(h).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SECTION 230.462

DELANCO BANCORP, INC.

PART I  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information for the Delanco Bancorp, Inc. 2008 Equity Incentive Plan specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Such documents and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by Delanco Bancorp, Inc. (the "Registrant" or the "Subsidiary Holding Company") with the SEC are incorporated by reference in this Registration Statement:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2008, which includes the consolidated Statements of financial condition of Delanco Bancorp, Inc. and subsidiary as of March 31, 2008 and 2007 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the years then ended. The 10-K was filed with the SEC on June 25, 2008 (File No. 000-52517).

(b) The Registrant's Quarterly Report filed on Form 10-Q filed by the Registrant for the fiscal quarter ended June 30, 2008, filed with the SEC on August 13, 2008 (File No. 000-52517).

(c) The Registrant's Current Report on Form 8-K filed August 21, 2008 (other than items furnished under Section 9.01 of Form 8-K).

(d) The description of the Registrant's common stock contained in Registrant's Form 8-A12G (File No. 001-52517), as filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), on March 21, 2007 and any amendment or report filed for the purpose of updating such description.

(e) All the documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (in each case other than these portions furnished under Items 2.02, 7.01 and 9.01 of Form 8-K).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant shall indemnify its directors and employees in accordance with the following provision from the Registrant's Bylaws:

                                  ARTICLE XII.
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into his registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

           5.0 Opinion of Kilpatrick Stockton LLP as to the legality of the common stock to be issued
           10.1     Delanco Bancorp, Inc. 2008 Equity Incentive Plan (1)
           10.2     Form of Restricted Stock Award Agreement
           10.3     Form of Incentive Stock Award Agreement
           10.4     Form of Non-Statutory Stock Option Award Agreement
           23.1 Consent of Kilpatrick Stockton LLP (contained in the opinion included in Exhibit 5)
           23.2     Consent of Connolly, Grady & Cha, P.C.
           24.0     Power of Attorney (contained on the signature pages).
           --------------------
           (1) Incorporated herein by reference to Appendix A in the definitive proxy statement filed with the SEC on July 17, 2008 (File No. 000-52517).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delanco, New Jersey on November 20, 2008.

                                         DELANCO BANCORP, INC.


                                         By: /s/ Douglas R. Allen, Jr.
                                             ----------------------------------
                                             Douglas R. Allen, Jr.
                                             President, Chief Executive Officer
                                             and Chief Financial Officer
                                             (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas R. Allen, Jr. as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                                        Title                             Date
         ----                                        -----                             ----


/s/ Douglas R. Allen, Jr.              President, Chief Executive Officer and        November 20, 2008
---------------------------            Chief Financial Officer
Douglas R. Allen, Jr.                  (principal executive, principal)
                                       financial and principal accounting officer)


/s/ John W. Seiber                     Chairman of the Board                         November 20, 2008
---------------------------
John W. Seiber


/s/ Thomas J. Coleman, III             Director                                      November 20, 2008
---------------------------
Thomas J. Coleman, III


/s/ Robert H. Jenkins, Jr.             Director                                      November 20, 2008
---------------------------
Robert H. Jenkins, Jr.


/s/ William C. Jenkins                 Director                                      November 20, 2008
---------------------------
William C. Jenkins

                                       4


/s/ John A. Latimer                    Director                                      November 20, 2008
---------------------------
John A. Latimer


                                       Director
---------------------------
Donald R. Neff


                                       Director
---------------------------
Robert M. Notigan


/s/ James W. Verner                    Director                                      November 20, 2008
---------------------------
James W. Verner


                                       Director
---------------------------
Renee C. Vidal


                                  EXHIBIT INDEX


-------------------------------------------------------------------------------------------------------------------
                                                                                            SEQUENTIALLY NUMBERED
                                                                                                PAGE LOCATION
      EXHIBIT NO.                   DESCRIPTION                  METHOD OF FILING
-------------------------------------------------------------------------------------------------------------------
           5             Opinion of Kilpatrick Stockton           Filed herewith.
                         LLP
-------------------------------------------------------------------------------------------------------------------
         10.1            Delanco Bancorp, Inc.                  Incorporated herein
                         2008 Equity Incentive Plan                by reference.
-------------------------------------------------------------------------------------------------------------------
         10.2            Form of Restricted Stock Award           Filed herewith.
                         Agreement
-------------------------------------------------------------------------------------------------------------------
         10.3            Form of Incentive Stock Option           Filed herewith.
                         Award Agreement
-------------------------------------------------------------------------------------------------------------------
         10.4            Form of Non-Statutory Stock              Filed herewith.
                         Option Award Agreement
-------------------------------------------------------------------------------------------------------------------
         23.1            Consent of Kilpatrick Stockton      Contained in the Opinion,
                         LLP                                  included as Exhibit 5.
-------------------------------------------------------------------------------------------------------------------
         23.2            Consent of Connolly, Grady &             Filed herewith.
                         Cha, P.C.
-------------------------------------------------------------------------------------------------------------------
         24              Power of Attorney                        Located on the
                                                                  signature page.
-------------------------------------------------------------------------------------------------------------------